SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2010

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California	333-140448	20-5344927
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

2141 Rosecrans Avenue, Suite 1160, El Segundo, CA 90245

(Address of principal executive offices)
(Zip code)

(310) 606-8000
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On March 25, 2010 the Board of Directors of the Company approved and adopted the Manhattan Bancorp 2010 Equity Incentive Plan (the “2010 Plan”), subject to the approval of the Company’s shareholders.  The 2010 Plan provides for the issuance of both “incentive” and “nonqualified” stock options to salaried officers and employees, and of “nonqualified” stock options to non-employee directors, of the Company and its subsidiaries.  The 2010 Plan also provides for the issuance of restricted stock awards, stock appreciation rights and phantom stock awards to these same classes of eligible participants, which awards may be granted on such terms and conditions as are established by the Board of Directors or an authorized Committee of the Board of Directors in its discretion.

The maximum number of shares to be issued under the 2010 Plan is 444,348 shares of the Company’s authorized but unissued common stock, subject to adjustment for stock splits and dividends.

All options under the 2010 Plan must be granted at an exercise price of not less than 100% of the fair market value of the stock on the date of grant, and will be exercisable in installments as provided in individual stock option agreements.  In the event of a “Terminating Event” as defined in the 2010 Plan, all outstanding options and other awards granted under the 2010 Plan will become exercisable in full and all restrictions shall lapse, and all options shall terminate if not exercised within a specified period of time, unless such options or other awards are assumed by the successor corporation or substitute options or awards are granted.  Options will terminate in the event an optionee ceases to be employed by or to serve as a director of the Company or its subsidiaries, and the vested portion thereof must be exercised within 30 days after such cessation of employment or service.

The above summary is qualified in its entirety by reference to the 2010 Plan, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.  A complete description of all material terms of the 2010 Plan will also be included in the Company’s proxy statement relating to the 2010 Annual Meeting of Shareholders at which shareholder approval of the 2010 Plan will be solicited.  Upon approval of the 2010 Plan by the Company’s shareholders, the Company’s 2007 Stock Option Plan will be terminated with respect to the grant of new options.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

10.1	Manhattan Bancorp 2010 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2010	MANHATTAN BANCORP

	By:	/s/ Dean Fletcher
Dean Fletcher
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Title

10.1	Manhattan Bancorp 2010 Equity Incentive Plan.